                                                                    EXHIBIT 12.1

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Including TOPRS and Pref. Dividends)
(IN MILLIONS)
INCLUDING AMERICA WEST GAIN

                                                             6 Mo's Ended
                                                               6/30/2001      2000          1999
                                                             ------------    ------        ------
Earnings:
           Earnings (Loss) Before Income Taxes,
                     Minority Interest and
                     Extraordinary Items                           100          570           798
           Plus:
                     Interest Expense (a)                          143          251           233
                     Capitalized Interest                          (30)         (57)          (55)
                     Amortization of Capitalized Interest            9           16            13
                     Portion of Rent Expense
                               Representative of Interest
                               Expense (b) @ 65%                   409          778           714
                                                                ------       ------        ------
                                                                   631        1,558         1,703
                                                                ------       ------        ------

Fixed Charges:
           Preferred Sock Dividends (Grossed Up)                    --           --            --
           TIDES Dividends (Net of Tax)                              5            1
           TOPRS Dividends (net of tax)                             --           --            --
           Interest Expense (a)                                    143          251           233
           Portion of Rent Expense
                     Representative of Interest
                     Expense (a)                                   409          778           714
                                                                ------       ------        ------
Total Fixed Charges                                                557        1,030           947
                                                                ------       ------        ------

Coverage Adequacy (Deficiency)                                      74          528           756
                                                                ======       ======        ======

Coverage Ratio                                                    1.13         1.51          1.80
                                                                ======       ======        ======

                                                                1998          1997          1996
                                                               ------        ------        ------
Earnings:
           Earnings (Loss) Before Income Taxes,
                     Minority Interest and
                     Extraordinary Items                          648           639           428
           Plus:
                     Interest Expense (a)                         178           166           165
                     Capitalized Interest                         (55)          (35)           (5)
                     Amortization of Capitalized Interest           5             3             3
                     Portion of Rent Expense
                               Representative of Interest
                               Expense (b) @ 65%                  461           400           359
                                                               ------        ------        ------
                                                                1,237         1,173           950
                                                               ------        ------        ------


Fixed Charges:
           Preferred Sock Dividends (Grossed Up)                   --             3             6
           TIDES Dividends (Net of Tax)
           TOPRS Dividends (net of tax)                            13            14            14
           Interest Expense (a)                                   178           166           165
           Portion of Rent Expense
                     Representative of Interest
                     Expense (a)                                  461           400           359
                                                               ------        ------        ------
Total Fixed Charges                                               652           583           544
                                                               ------        ------        ------

Coverage Adequacy (Deficiency)                                    585           590           406
                                                               ======        ======        ======

Coverage Ratio                                                   1.90          2.01          1.75
                                                               ======        ======        ======




                                     Page 1